                                                                   Exhibit 6



           Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 16 to the Registration Statement (Form S-6
No. 033-22740) pertaining to the Lincoln Life Flexible Premium Variable Life Account G, and to the use therein of our reports dated (a) February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account G.

                                              /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 23, 2001